# ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT made this day the 19th of April 2024 ("**Effective Date**"), by and between **Badger Midstream Energy, LP** having an office at 910 Louisiana, Suite 2400, Houston, Texas 77002 ("**Seller**"), **NEH Midstream LLCX** having an office at 4501 Santa Rosa Drive, Midland, Texas 77907 ("**Assignor**") and **AirLife Gases USA, Inc.** with its registered office at 525 Route 73 North, STE 104, Marlton, NJ 08053 ("**Assignee**").

WHEREAS, Seller and Assignor entered into a **CONTRACT FOR SALE AND PURCHASE OF CRUDE HELIUM ("Helium Sales Agreement"**) dated August 25, 2023 and attached hereto as Exhibit 1; and

WHEREAS, Assignor desires to assign all of its rights, title, interest and obligations in the Helium Sales Agreement to Assignee and Seller consents to such assignment; and

WHEREAS, Assignee is will to accept such assignment of Assignor's rights, title, interest and obligations in the Helium Sales Agreement.

NOW THEREFORE, Seller, Assignor and Assignee agree as follows:

1. Assignor and Assignee hereby agree that the Assignor shall assign all its rights, title and interest and delegate all its obligations, responsibilities and duties, in and to the Helium Sales Agreement to Assignee.

2. Assignee hereby accepts the assignment of all of Assignor's obligations and responsibilities and duties under the Helium Sales Agreement and all of Assignor's rights, title and interest in and to the Helium Sales Agreement.

3. Seller hereby consents to the assignment of the Helium Sales Agreement by Assignor to Assignee, subject to payment by Assignee of all of Seller's past due invoices (attached hereto as Exhibit 2) as of the Effective Date. For the sake of clarity, Seller's past due invoices as of the Effective Date include Invoice #100964 dated February 20, 2024 in the amount of $94,600 and Invoice #100973 dated March 25, 2024 in the amount of $140,800, for a total past due amount of $235,400 ("**Past Due Amount**"). This assignment shall not be become effective until the Past Due Amount has been received in Seller's bank account.

4. Assignee agrees to indemnify Assignor from any and all claims, actions, judgements, liabilities, proceedings and costs resulting from Assignee's performance after the assignment of the Helium Sales Agreement.

JB

By signatures of their authorized representatives below, Seller, Assignor and Assignee agree to be bound by the terms and conditions set forth in this ASSIGNMENT AGREEMENT.

**BADGER MIDSTREAM ENERGY, L.P.**

By: [signature]

Name: W. Colin Harper

Date: 4.19.24

**NEH MIDSTREAM LLCX**

By: EW Gray

Name: E. Will Gray II

Date: 04/19/2024

**AIRLIFE GASES USA, INC.**

By: John Bigham

Name: John C. Bigham, IV

Date: 04/19/2024